EXHIBIT 16


LETTER FROM RICHARD A. EISNER & COMPANY, LLP


                        Richard A. Eisner & Company, LLP
                            Florham Park, New Jersey


                                                               February 14, 2001


Securities and Exchange Commission
Washington, DC  20549

Re: Adatom.com, Inc.
File No. 0-22947

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Adatom.com, Inc. dated February 14, 2001 and agree with the statements relating to Richard A. Eisner & Company, LLP contained therein. However, we have no knowledge with regard to other matters discussed in Item 4.

                                    Sincerely,

                                    /s/ RICHARD A. EISNER & COMPANY, LLP
                                    ------------------------------------
                                    RICHARD A. EISNER & COMPANY, LLP